Exhibit 10.10

CONSENT AND AMENDMENT NO. 5 TO CREDIT AGREEMENT

This CONSENT AND AMENDMENT NO. 5 TO CREDIT AGREEMENT (this “Consent”), dated as of July 5, 2005, is made among Sabine Pass LNG, L.P., a Delaware limited partnership (the “Borrower”), Société Générale, in its capacity as administrative agent for the Lenders (the “Agent”), HSBC Bank USA, National Association, in its capacity as collateral agent for the Lenders (the “Collateral Agent”) and the Lenders party to the Credit Agreement (as defined below).

W I T N E S S E T H

WHEREAS, the Borrower, the Agent and the Collateral Agent are party to a Credit Agreement dated as of February 25, 2005 (as amended, modified and supplemented and in effect from time to time, the “Credit Agreement”), pursuant to which the lenders from time to time party thereto (the “Lenders”) have agreed to make loans to the Borrower in an aggregate principal amount of $822,000,000;

WHEREAS, as set forth in Section 8.37 of the Credit Agreement, Sabine is required to either (a) (i) purchase the Noble W&T Offshore Well #1 (the “Well”) under the terms specified therein and (ii) either (A) render the Well inoperable or (B) relocate the Well or make certain modifications thereto to render it intrinsically safe and to make certain representations and take certain precautions with respect to the operation thereof or (b) enter into an agreement to cause the actions described in clause (ii) above to occur.

WHEREAS, as described in the amendment request letter (the “Amendment Request Letter”) attached hereto as Exhibit A, the Borrower has been unable to acquire the Well; and

WHEREAS, as a result of the above-described circumstance, the Borrower has requested that the Lenders consent to certain amendments to the Credit Agreement, as more fully described in the Amendment Request Letter.

NOW THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

Section 1. Definitions. Capitalized terms (including those used in the preamble and the recitals above) not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement and the principles of interpretation set forth therein shall apply herein.

Section 2. Amendments to Credit Agreement. Subject to the satisfaction of the conditions precedent set forth in Section 3 hereof, the Credit Agreement is amended as follows:

(a) The definition of “Consent and Agreement” in Section 1.01 of the Credit Agreement is amended by deleting the phrase “or the Noble Option Agreement” in the third line thereof.

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(b) The definition of “Material Project Documents” in Section 1.01 of the Credit Agreement is amended by deleting the phrase “the Noble Option Agreement (i)” and replacing the term “(j)” with the term “(i)”.

(c) The definition of “Noble Option Agreement” in Section 1.01 of the Credit Agreement is deleted in its entirety.

(d) Each of Sections 6.01(b) and 6.01(c)(ii) of the Credit Agreement is amended by deleting the phrase “and the Noble Option Agreement” appearing in the third line of each thereof.

(e) Section 6.01(e) of the Credit Agreement is amended by deleting the phrase “and the Noble Option Agreement” appearing in the last line thereof.

(f) Section 6.03(k) of the Credit Agreement is amended by deleting all the words following the term “Agent” in the fifth line thereof.

(g) The provisions of Section 8.37 are deleted in their entirety and are replaced by the phrase “Intentionally Omitted.”

Section 3. Effectiveness. This Consent shall become effective upon receipt by the Agent of the counterparts of this Consent duly executed and delivered by each of the Borrower, the Agent and the Majority Lenders.

Section 4. Miscellaneous.

(a) Limited Amendment.

(i) Except as expressly amended hereby, all of the representations, warranties, terms, covenants, conditions and other provisions of the Credit Agreement and the other Financing Documents shall remain unchanged and unwaived and shall continue to be and shall remain in full force and effect in accordance with their respective terms.

(ii) The amendments set forth herein shall be limited precisely as provided for herein to the provisions expressly amended herein and shall not be deemed to be a waiver or an amendment of any right, power or remedy of any Lender, the Agent or the Collateral Agent under, or a waiver of, consent to or modification of, any other term or provision of the Credit Agreement, any other Financing Document referred to therein or herein or of any transaction or further or future action on the part of the Borrower which would require the consent of the Lenders under the Credit Agreement or any of the other Financing Documents.

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(iii) Except as provided in Section 2 hereof, nothing contained in this Consent shall abrogate, prejudice, diminish or otherwise affect any powers, rights, remedies or obligations of any Person arising before the date of this Consent.

(b) Financing Document. This Consent shall be deemed to be a Financing Document referred to in the Credit Agreement and shall be construed, administered and applied in accordance with the terms and provisions thereof.

(c) Counterparts; Integration; Effectiveness. This Consent may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any parties hereto may execute this Consent by signing any such counterpart.

(d) Costs and Expenses. The Borrower agrees to pay and reimburse the Agent for all its reasonable costs and out-of-pocket expenses (including, without limitation, the reasonable fees and expenses of counsel to the Agent and the Lenders) incurred in connection with the preparation and delivery of this Consent and such other related documents.

(e) Governing Law. THIS CONSENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

[Signature Pages Follow]

Consent No. 5

IN WITNESS WHEREOF, the parties hereto have caused this Consent to be duly executed and delivered as of the day and year first above written.

SABINE PASS LNG, L.P.,
as Borrower

By:	Sabine Pass LNG – GP, Inc.,
its General Partner

By:	/s/ Graham McArthur
Name:	Graham McArthur
Title:	Treasurer

Address for Notices:

717 Texas Avenue, Suite 3100
Houston, TX 77002
Attn: Treasurer

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SOCIÉTÉ GÉNÉRALE,
as Agent

By:	/s/ Deepa Dadlani
Name:	Deepa Dadlani
Title:	Vice President

Address for Notices:

1221 Avenue of the Americas
New York, NY 10020
Attn: Deepa Dadlani

Consent No. 5

HSBC BANK USA, NATIONAL ASSOCIATION,
as Collateral Agent

By:	/s/ Deirdra N. Ross
Name:	Deirdra N. Ross
Title:	Assistant Vice President

Address for Notices:

HSBC Bank USA, National Association
452 Fifth Avenue
New York, NY 10018
Attn: Corporate Trust

With a copy to:

DLA Piper Rudnick Gray Cary US LLP
One Liberty Place
1650 Market Street, Suite 4900
Philadelphia, PA 19103
Attn: Peter Tucci, Esq.

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Exhibit A

to Consent No. 5

Amendment Request Letter

(see attached)

Consent No. 5